UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018 (April 23, 2018)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Chairman and Interim Chief Executive Officer

On April 23, 2018, George Schmitt notified xG Technology, Inc. (the “Company”), that he would retire from his positions as the Executive Chairman and Chief Executive Officer of the Company, effective immediately. Mr. Schmitt’s retirement was not as a result of any disagreements with the Company and he will temporarily continue to be a member of the Company’s Board of Directors (the “Board”).

In connection with this transition, on April 23, 2018, the Board appointed Gary Cuccio to the role of Executive Chairman and interim Chief Executive Officer. Mr. Cuccio will perform the services and duties that are normally and customarily associated with the Executive Chairman and Chief Executive Officer positions, as well as other duties as the Board reasonably determines. Mr. Cuccio is also currently the chairman of the Company’s audit committee and a member of the compensation committee.

Due the foregoing, the Board is no longer deemed “independent” under the NASDAQ Stock Market Rules (the “Rules”). The Board has been in discussions with potential candidates to appoint a permanent Chief Executive Officer and initiated a formal search for a successor to Mr. Schmitt prior to his decision to retire. The search is expected to take no longer than ninety (90) days and the Company expects to become compliant with Rules 5605(c)(2)(A) and 5605(d)(2)(A) within the respective cure periods afforded by the Rules. In the interim, Mr. Cuccio will remain as a member of the audit and compensation committees under the cure periods provided by Rules 5605(c)(4)(A) and 5605(d)(4), respectively.

Gary Cuccio

Biographical information for Gary Cuccio has previously been disclosed on the Company’s Prospectus, filed with the Securities and Exchange Commission on October 18, 2017, pursuant to Rule 424(b)(3).

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Cuccio.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On April 23, 2018, the Company issued a press release (the “Press Release”) announcing the retirement of Mr. Schmitt as the Executive Chairman and Chief Executive Officer of the Company and the appointment of Mr. Cuccio as the new Executive Chairman and the interim Chief Executive Officer. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release of xG Technology, Inc., dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2018		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer